EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
May 4, 2017

Contact:
Rob Stewart
Tel 1+ (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
FIRST QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - May 4, 2017 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended March 31, 2017.

•	Revenues for the first quarter of 2017 were $8,854,000, as compared to $24,721,000 in the comparable prior year quarter.

•	GAAP net loss for the first quarter of 2017 was $11,830,000, or $0.24 per diluted share, as compared to a GAAP net loss of $9,965,000, or $0.20 per diluted share for the comparable prior year quarter.

•
Non-GAAP net loss for the first quarter of 2017 was $4,187,000, or $0.08 per diluted share, as compared to non-GAAP net income of $2,530,000, or $0.05 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP financial measures.

•	Cash and cash equivalents, restricted cash and investments totaled $156,763,000 as of March 31, 2017, as compared to $158,495,000 as of December 31, 2016.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended March 31,
	2017	2016

Revenues (in thousands)	$8,854	$24,721
GAAP net loss (in thousands)	$(11,830)	$(9,965)
Non-GAAP net income (loss) (in thousands)	$(4,187)	$2,530
GAAP diluted loss per share	$(0.24)	$(0.20)
Non-GAAP net earnings (loss) per common share - diluted	$(0.08)	$0.05
New agreements executed	6	12
Licensing and enforcement programs generating revenues	8	15

Summary Consolidated Financial Results
Three months ended March 31, 2017 compared with the three months ended March 31, 2016

Revenues (in thousands):

	Three Months Ended March 31,		Change
	2017	2016	$	%

Revenues	$8,854	$24,721	$(15,867)	(64)%

First quarter 2017 revenues decreased $15,867,000, or 64%, to $8,854,000, as compared to $24,721,000 in the comparable prior year quarter. In the first quarter of 2017, two licensees individually accounted for 73% and 12% of revenues recognized, as compared to four licensees individually accounting for 22%, 19%, 16% and 11% of revenues recognized during the first quarter of 2016.

Cost of Revenues (in thousands):

	Three Months Ended March 31,		Change
	2017	2016	$	%

Inventor royalties	$666	$1,573	$(907)	(58)%
Contingent legal fees	627	4,109	(3,482)	(85)%
Total inventor royalties and contingent legal fees	$1,293	$5,682	$(4,389)	(77)%

First quarter 2017 inventor royalties expense decreased 58% which was relatively consistent with the 64% decrease in related revenues. First quarter 2017 contingent legal fee expense decreased 85%, due to the 64% decrease in related revenues and lower average contingent legal fee rates, primarily due to higher average levels of cost recovery related preferred returns in the first quarter of 2017, as compared to the portfolios generating revenues in the first quarter of 2016.

First quarter 2017 total revenues, less inventor royalties expense and contingent legal fees expense was $7,561,000, or 85% of first quarter 2017 revenues, as compared to $19,039,000, or 77% of revenues recognized in the comparable prior year quarter.

	Three Months Ended March 31,		Change
	2017	2016	$	%

Litigation and licensing expenses - patents	$6,386	$7,723	$(1,337)	(17)%

First quarter 2017 litigation and licensing expenses decreased 17% due to a net decrease in patent prosecution and litigation expenses associated with ongoing licensing and enforcement programs. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended March 31,		Change
	2017	2016	$	%

Amortization of patents	$5,515	$10,760	$(5,245)	(49)%

First quarter 2017 non-cash patent amortization charges decreased 49%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the second quarter of 2016.

General and Administrative Expenses (in thousands):

	Three Months Ended March 31,		Change
	2017	2016	$	%
General and administrative expenses	$4,788	$6,259	$(1,471)	(24)%
Non-cash stock compensation expense - G&A	2,128	1,735	393	23%
Total general and administrative expenses	$6,916	$7,994	$(1,078)	(13)%

First quarter 2017 general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a reduction in personnel costs in connection with our recent reductions in head count, a decrease in variable performance based compensation costs and a decrease in corporate legal and administrative fees . The decrease was partially offset by an increase in non-recurring employee severance costs. Non-cash stock compensation expense increased due primarily to the grant of options with market-based performance conditions with graded vesting features, resulting in higher non-cash stock compensation expense during the earlier stages of the applicable service period.

Research, Consulting and Other Expenses - Business Development (in thousands):

	Three Months Ended March 31,		Change
	2017	2016	$	%

Research, consulting and other expenses - business development	$320	$522	$(202)	(39)%

Research, consulting and other expenses include third-party business development related research, consulting and other costs incurred in connection with business development activities. These costs fluctuate period to period based on business development related activities in each period.

Provision for Income Taxes (in thousands):

	Three Months Ended March 31,		Change
	2017	2016	$	%

Provision for income taxes	$(1,241)	$(192)	$(1,049)	546%

The increase in tax expense primarily reflects the impact of foreign withholding taxes incurred related to certain revenue agreements executed with third-party licensees domiciled in foreign jurisdictions.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	March 31, 2017	December 31, 2016

Cash and cash equivalents, restricted cash and short-term investments	$156,763	$158,495
Accounts receivable	7,781	26,750
Total assets	272,861	296,003
Accounts payable and accrued expenses	11,712	14,283
Royalties and contingent legal fees payable	3,078	13,908
Total liabilities	15,170	28,560

Summary Cash Flow Information:

	Three Months Ended March 31,
	2017	2016

Net cash provided by (used in):
Operating activities	$(979)	$11,110
Investing activities	(72,470)	(1,004)
Financing activities	230	—

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 542-1102 for callers in the U.S. and Canada and (719) 457-2679 for international callers, both of whom will need to enter the conference ID 9474455 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2017	2016

Revenues	$8,854	$24,721
Operating costs and expenses:
Cost of revenues:
Inventor royalties	666	1,573
Contingent legal fees	627	4,109
Litigation and licensing expenses - patents	6,386	7,723
Amortization of patents	5,515	10,760
General and administrative expenses (including non-cash stock compensation expense of $2,128 for the three months ended March 31, 2017 and $1,735 for the three months ended March 31, 2016)	6,916	7,994
Research, consulting and other expenses - business development	320	522
Other expense	—	1,742
Total operating costs and expenses	20,430	34,423
Operating loss	(11,576)	(9,702)

Total other income (expense)	696	(3)
Loss before provision for income taxes	(10,880)	(9,705)
Provision for income taxes	(1,241)	(192)
Loss including noncontrolling interests in operating subsidiaries	(12,121)	(9,897)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	291	(68)
Loss attributable to Acacia Research Corporation	$(11,830)	$(9,965)

Net loss attributable to common stockholders - diluted	$(11,830)	$(9,965)

Diluted loss per common share	$(0.24)	$(0.20)

Weighted average number of shares outstanding, diluted	50,333,056	49,925,550

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016

GAAP net loss	$(11,830)	$(9,965)

Non-cash stock compensation	2,128	1,735
Non-cash patent amortization	5,515	10,760

Pro forma non-GAAP net income (loss)	$(4,187)	$2,530
Pro forma non-GAAP net earnings (loss) per common share - diluted(3)	$(0.08)	$0.05
GAAP weighted-average shares — diluted	50,333,056	49,942,591

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$54,321	$127,540
Restricted cash	11,515	11,512
Short-term investments	90,927	19,443
Accounts receivable	7,781	26,750
Prepaid expenses and other current assets	5,138	3,245
Total current assets	169,682	188,490
Loan receivable and accrued interest	19,749	18,616
Investment in warrants	2,196	1,960
Property and equipment, net	94	127
Patents, net of accumulated amortization	80,804	86,319
Other assets	336	491
	$272,861	$296,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,712	$14,283
Royalties and contingent legal fees payable	3,078	13,908
Total current liabilities	14,790	28,191

Other liabilities	380	369
Total liabilities	15,170	28,560
Total stockholders’ equity	257,691	267,443
	$272,861	$296,003

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(12,121)	$(9,897)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	5,540	10,803
Non-cash stock compensation	2,128	1,735
Other	(348)	69
Changes in assets and liabilities:
Restricted cash	(3)	(798)
Accounts receivable	18,969	8,325
Prepaid expenses and other assets	(1,738)	(134)
Accounts payable and accrued expenses	(2,576)	(2,733)
Royalties and contingent legal fees payable	(10,830)	3,740

Net cash provided by (used in) operating activities	(979)	11,110

Cash flows from investing activities:
Patent portfolio investment costs	—	(1,000)
Advances to Investee	(1,000)	—
Purchase of available-for-sale investments	(174,152)	—
Maturities and sales of available-for-sale investments	102,682	—
Purchases of property and equipment	—	(4)

Net cash used in investing activities	(72,470)	(1,004)

Cash flows from financing activities:
Repurchased restricted common stock	(25)	—
Proceeds from exercises of stock options	255	—

Net cash provided by financing activities	230	—

Increase (decrease) in cash and cash equivalents	(73,219)	10,106

Cash and cash equivalents, beginning	127,540	135,223

Cash and cash equivalents, ending	$54,321	$145,329

Business Highlights and Recent Developments(2)

First quarter 2017 business highlights and recent developments include the following:

Revenues for the three months ended March 31, 2017 included fees from the following technology licensing and enforcement programs:

•	Bone Wedge technology	•	Online Auction Guarantee technology
•	DisplayPort and MIPI DSI technology	•	Optical Networking technology
•	Electronic Access Control technology	•	Speech codes used in wireless and wireline systems technology
•	Innovative Display technology	•	Super Resolutions Microscopy technology

•
Innovative Display Technologies LLC and Delaware Display Group LLC signed a patent license agreement with LG Display Co, Ltd. and LG Display America, Inc.  The agreement resolved litigation that was pending in the United States District Court for the District of Delaware and the Eastern District of Texas.

•
Saint Lawrence Communications LLC received a jury verdict in its case against MOTOROLA, Inc. in lead case number 2:15-cv-00349 pending in the United States District Court for the Eastern District of Texas. The jury returned a verdict that five U.S. patents were valid and infringed. The jury found the infringement was willful and returned a damages award of nearly $9.2M for past infringement.

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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Innovative Display Technologies LLC, Delaware Display Group LLC and Saint Lawrence Communications LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3)Calculated based on pro forma non-GAAP net loss attributable to common stockholders - diluted, not shown.